UNDERTAKING AGREEMENT

This Undertaking Agreement (“Agreement”) is entered into as of April 14, 2005, between Bancinsurance Corporation, an Ohio corporation (the “Company”) and John S. Sokol (“Sokol”).

RECITALS

WHEREAS, the Audit Committee of the Board of Directors of the Company is undertaking an investigation related to the circumstances surrounding the withdrawal by the Company’s auditor, Ernst & Young LLP, of its audit opinions for the years 2001 through 2003 for the Company, the withdrawal by the Company’s appointed actuary of his certification of Ohio Indemnity Company’s statutory reserves for the years 2001 to 2003, and the inability of Ernst & Young LLP to complete its audit of the Company’s 2004 financial statements at this time (the “Investigation”);

WHEREAS, the Audit Committee has retained legal counsel and other professionals to assist the Audit Committee in the conduct of the Investigation;

WHEREAS, as part of the Investigation, it is contemplated that Sokol, as the President of the Company, will be required to answer inquiries relating to the subject matter of the Investigation and provide other information and documentation necessary for the completion of the Investigation;

WHEREAS, Sokol has advised the Company that he desires to retain independent legal counsel to assist him in connection with the Investigation;

WHEREAS, Sokol has requested the Company to advance to him the costs for attorneys’ fees and expenses actually and reasonably incurred by him in connection with the Investigation;

WHEREAS, the disinterested directors of the Company have determined that Sokol’s request is reasonable and in the best interests of the Company and its shareholders; and

WHEREAS, pursuant to Section 1701.13(E)(6) of the Ohio Revised Code, the disinterested directors of the Company adopted resolutions authorizing the Company to enter into this Agreement with Sokol;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Subject to the terms and conditions of this Agreement, the Company agrees to advance to Sokol legal fees and expenses as are actually and reasonably incurred by Sokol in the Investigation (the “Expenses”). The Company and Sokol agree that, unless specifically approved in a resolution adopted by the disinterested directors of the Company, the Company shall not be required to advance, in the aggregate, more than $50,000 in Expenses under this Agreement.

2.	Sokol agrees that any request for advancement of any Expenses shall be submitted in a written statement from Sokol to Daniel D. Harkins, Chairman of the Audit Committee of the Board of Directors of the Company. Subject to the terms and conditions of this Agreement, any advancement of Expenses pursuant to this Agreement shall be made within 20 days after the receipt by the Company of such written statement from Sokol requesting such advancement. Each written statement requesting advancement shall reasonably evidence to the satisfaction of the Company the Expenses incurred by Sokol in connection with the Investigation.

3.	In consideration for the Company advancing the Expenses, Sokol agrees that he shall reasonably and in good faith cooperate with the Company, the Company’s Audit Committee and the professional advisers retained by the Audit Committee in connection with the Investigation. In addition, Sokol hereby undertakes to repay the amounts of Expenses advanced under this Agreement if the disinterested directors of the Company adopt a resolution in which they determine that Sokol failed to reasonably and in good faith cooperate with the Company, the Company’s Audit Committee and the professional advisers retained by the Audit Committee in connection with the Investigation. The Company agrees to promptly notify Sokol in the event of any such determination by the disinterested directors. In the event of such a determination, Sokol and the Company shall negotiate and agree in good faith within 30 days of such notice a schedule for the repayment of all advanced Expenses, but in no event shall Sokol take longer than one year from the time the notice is given to repay in full the amounts advanced by the Company under this Agreement.

4.	Nothing in this Agreement shall be construed to require the Company to advance to Sokol any other costs or expenses, whether or not incurred in connection with the Investigation.

5.	The Company may terminate this Agreement at any time by giving 10 days’ prior written notice to Sokol. Unless otherwise required by law or by the term of this Agreement, any Expenses incurred by Sokol prior to the time notice is given as provided in this paragraph, shall be paid by the Company in accordance with this Agreement.

6.	This Agreement contains the entire agreement and understanding of the Company and Sokol with respect to the subject matter of this Agreement. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties have executed this Agreement as of April 14, 2005.

BANCINSURANCE CORPORATION

By: /s/ Si Sokol
Si Sokol, Chairman
/s/ John S. Sokol
JOHN S. SOKOL, individually

-